UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

Axcelis Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30941	34-1818596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cherry Hill Drive Beverly, Massachusetts 01915
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On March 10, 2026, James Coogan, Chief Financial Officer of Axcelis Technologies, Inc. (the “Company”) notified the Company of his intent to resign his position as Chief Financial Officer of the Company, to be effective April 24, 2026.

Mr. Coogan’s resignation of employment did not result from any disagreement with the Company on any matter relating to the Company’s financial statements, operations, policies, or practices.

Appointment of Interim Chief Financial Officer

On March 12, 2026, the Board of Directors (the “Board”) appointed David Ryzhik, age 46, to the position of Interim Chief Financial Officer, to be effective March 12, 2026. In connection with such appointment, the Compensation Committee approved the following compensation for Mr. Ryzhik in respect of his service as the Interim Chief Financial Officer: (i) an increase in Mr. Ryzhik’s monthly base salary of $8,750; (ii) an increase in Mr. Ryzhik’s annual bonus opportunity of $27,242 per month; and (iii) the grant or grants of time-based restricted stock units (RSUs) with an aggregate grant date fair value of $400,000.

Mr. Ryzhik is a seasoned finance and investor relations executive with more than 20 years of experience across multiple industries. He has served as Senior Vice President of Investor Relations and Corporate Strategy at Axcelis since July 2024 to the present. Prior to joining Axcelis, Mr. Ryzhik was Vice President of Investor Relations at MKS Instruments from October 2019 to June 2024 and previously served as a Senior Equity Research Analyst at Susquehanna International Group and as a Senior Research Associate at Brean Capital. Earlier in his career, he held financial roles in public administration with the New York City Mayor’s Office of Management & Budget and the New York City Fire Department. Mr. Ryzhik holds a Master of Business Administration in Financial Management and a Bachelor of Business Administration in Finance and Accounting from Pace University’s Lubin School of Business and serves as a board member of the National Investor Relations Institute’s Boston Chapter.

There is no arrangement or understanding between Mr. Ryzhik and any other person pursuant to which he was appointed as the Company’s Interim Chief Financial Officer. Mr. Ryzhik does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and Mr. Ryzhik is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 12, 2026, the Company issued a press release announcing the appointment of Mr. Ryzhik as the Company’s Interim Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Axcelis Technologies, Inc. Press Release, dated March 12, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELIS TECHNOLOGIES, INC.

	By:	Eileen J. Evans
Date: March 12, 2026		Eileen J. Evans
Executive Vice President HR/Legal and General Counsel